                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                FORM 8-K/A-1

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): April 23, 1999




                  GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



    Delaware                       0-28238                  54-1521616
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(State or other             (Commission file number)      (IRS Employer
jurisdiction of                                         Identification No.)
incorporation or
  organization)




      22570 Markey Court, Dulles, Virginia                   20166-6901
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      (Address of principal executive offices)               (Zip Code)




     Registrant's telephone number, including area code:  (703) 444-7931
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        (Former name or former address, if changed since last report)

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
ITEM 2.   ACQUISITION OF ASSETS
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     On April 23, 1999, Guardian Technologies International, Inc. (the
"Company") consummated the acquisition of a material interest in Structural Holdings, Inc., a Delaware corporation ("Structural").

     The acquisition involved the purchase of approximately 45% of the total issued and outstanding shares of Common Stock of Structural in consideration of aggregate cash payments in the amount of $765,000. In addition, the Company purchased $96,000 of convertible debt of Structural, convertible into an additional 5.7% of outstanding shares. Structural was formed and organized for the sole purpose of serving as an intermediary to acquire H & M Steel, Inc., an Oklahoma corporation ("H & M"). Structural acquired 100% of the issued and outstanding shares of Common Stock of H & M in a transaction which was also consummated on April 23, 1999.

     The total consideration paid for H & M was $4,500,000 plus net working capital retained by the sellers,, paid as follows: the sum of $1,700,000 was contributed by Structural in cash at closing; the sum of $2,650,000 was provided by Finova Capital Corporation ("Finova") through a credit facility extended to Structural, and the balance was financed by the Seller. The Finova credit facility includes a term loan for acquisition purposes and also includes a $2,350,000 revolving line of credit.

     The other equity investor in Structural was TAIM Investment Company, Inc. ("TAIM"). TAIM contributed, in the aggregate, $935,000 in consideration of shares of Common Stock representing the other 55% of the outstanding Common Stock of Structural. The Board of Directors of Structural consists of five persons, two designated by the Company, two designated by TAIM and one designated by the Company with the consent of TAIM. The executive officers of Structural are David R. Payne, President, George N. Keaney, Vice President, and Rainey Williams, Secretary/Treasurer. There are no agreements between or among the shareholders of Structural with respect to future constituency of its Board of Directors or persons who will serve as executive officers. As a result, as a majority shareholder, the Company will control the election of the Board of Directors of Structural which, in turn, will control the appointment of its executive officers.

     Post closing, the Company intends to convert the debt and increase its equity investment in Structural by an additional $74,000 which, when combined with its prior investment of $765,000, will give the Company ownership of Common Stock of Structural representing 55% of the total issued and outstanding shares of equity securities of that company.

     H & M is engaged in the business of structural steel fabrication. Through its control of Structural, the Company plans to maintain the operations of H & M consistent with prior practices.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Financial Statements
          --------------------

          Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the filing of this Current Report on Form 8-K.

     (b)  Pro Forma Financial Information
          -------------------------------

          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the filing of this Current Report on Form 8-K.

     (c)  Exhibits
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     Item      Title
     ----      -----

     1.1 Stock Purchase Agreement between Structural Holdings, Inc. and H & M Steel Company dated as of April 23, 1999

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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.




Date: May 13, 1999            By: /s/ J. Andrew Moorer

                                  -------------------------------------
                                  J. Andrew Moorer, President